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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 23, 1998 (except for the matters discussed in the last paragraph of Note 14 and the next to last paragraph of Note 18, as to which the date is April 24, 1998) with respect to the combined financial statements and schedule of Graham Packaging Group
included in the Registration Statement (Form S-1 No. 333-    ) dated July 12,
2000 and related Prospectus of GPC Capital Corp. II.



                                          /S/ ERNST & YOUNG LLP


Harrisburg, Pennsylvania
July 10, 2000